Exhibit 99.1

NEWS FROM ARCH COAL FOR IMMEDIATE RELEASE Media: Kim Link 314/994.2936

Arch Coal SVP Warnecke Announces Plan to Retire in 2014

ST. LOUIS (August 31, 2012) — Arch Coal, Inc. (NYSE:ACI) today announced David N. Warnecke, Arch’s senior vice president of marketing, has announced his plans to retire from the corporation in May 2014 after more than 30 years with the corporation.  Warnecke will continue in his current capacity through the end of 2012, at which point he will transition to a new role spearheading Arch’s efforts to expand and strengthen its transportation, logistics and supply chain capabilities — particularly in the export arena.

“Dave has made an invaluable contribution to Arch’s growth and success over the years,” said John W. Eaves, Arch’s president and CEO.  “I am particularly grateful that he has agreed to remain with Arch until mid-2014 to assist with transitional issues and to lead our ongoing supply chain initiative, which I view as an essential component in Arch’s long-term growth plans.  Dave is a great asset to the corporation and a valued member of the Arch team, and I look forward to working closely with him in this important new capacity.”

Warnecke has led Arch’s marketing and trading function and served as a member of the corporation’s senior officer team since 2005.  In his new role, he will continue to report to Paul A. Lang, Arch’s executive vice president and chief operating officer.

“With his decades of experience and great depth of knowledge in transportation and logistics, Dave is uniquely equipped to lead our ongoing supply chain initiative,” said Lang.  “We greatly appreciate his dedication to Arch and to this important project, as well as his strong commitment to ensuring a smooth and orderly transition in the marketing function.”

During his tenure with the company, Warnecke has also served as president of Arch Coal Sales; president of Arch Energy Resources; corporate vice president of marketing and trading; executive vice president of sales and trading for Arch Coal Sales; president of Arch Transportation; mine manager at Arch’s former Pikeville, Kentucky, operation; and controller at Arch of Alabama.  Early in his career, he served as manager of crude oil trading for Clark Oil.

Through the transition period, Jennifer Johnson, senior vice president of domestic thermal sales for Arch Coal Sales, and Matt Ferguson, senior vice president of metallurgical and international thermal sales for Arch Coal Sales, will report directly to Lang.

U.S.-based Arch Coal is a top five global coal producer and marketer.  Arch is the most diversified American coal company, with mining complexes across every major U.S. coal supply basin.  Its core business is supplying cleaner-burning, low-sulfur thermal and metallurgical coal to power generators and steel manufacturers on five continents.  In 2011, Arch continued to lead the U.S. coal industry in safety performance and environmental compliance among large, diversified producers.

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Forward-Looking Statements:  This press release contains “forward-looking statements” — that is, statements related to future, not past, events.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  Forward-looking statements by their nature address matters that are, to different degrees, uncertain.  For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature.  These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.  For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.